Exhibit 16.1

February 18, 2019

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated February 15, 2019 of Medical Imaging Corp. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 – Las Vegas, NV 89117	Phone: (888) 727-8251 – Fax: (888) 782-2351